UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                        Date of Report February 12, 2004
                        (Date of earliest event reported)

                               PLANGRAPHICS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Colorado                      0-14273                   84-0868815
      --------                      -------                   ----------
     (State of                    (Commission               (IRS Employer
   incorporation)                 File Number)            Identification No.)


                    112 East Main Street, Frankfort, KY 40601
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (720) 851-0716





              -----------------------------------------------------
             (Former Name and address, if changed since last report)

ITEM 5. Other Events.

Registrant reports the following information of interest to shareholders and investors:

On January 14, 2004, PlanGraphics, Inc. ("PlanGraphics") filed a notification of its inability to timely file its annual report on Form 10-KSB for the fiscal year ended September 30, 2004 that was due on December 30, 2003. In its filing, the Registrant stated that PlanGraphics was "still awaiting third party documents needed for completion of the financial statements and the audit process." While the outstanding documents in certain areas have been received, one remaining item prevents filing of the Form 10-KSB.

Central to the delay is the completion of annual testing of the fair value of invested capital under SFAS 142 to determine whether the $3.9 million of goodwill carried on PlanGraphics' balance sheet at September 30, 2003, appears to have been impaired. An impairment of the goodwill would result in the reduction of the book value of the company and a non-cash adjustment to the income statement reflecting an operating loss. The future prospects of PlanGraphics would remain unaffected by such an adjustment.

PlanGraphics' annual testing is performed by a third party valuation expert, accredited by the American Society of Appraisers, retained by the Company. An initial report was reviewed by PlanGraphics' auditors during December 2003 and certain aspects of the report were deemed to require reconsideration. Subsequently, the valuation report was revised by the third party expert and resubmitted for review by the Company's auditors. The Company was notified on February 10, 2004, that the revised valuation was not acceptable and the auditors recommended that the company retain a second valuation expert who is qualified to undertake both Phase 1 and Phase 2 analysis under SFAS 142.

PlanGraphics will comply, diligently, with the auditor's recommendations. The timing of the completion of the revised valuation study by a qualified firm is unknown but estimated at three to six weeks. The filing of PlanGraphics' Form 10-KSB for fiscal year 2003 and the Form 10-QSB for the first quarter of 2004 will, as a consequence, also be delayed.

Presently PlanGraphics trades on the OTC Bulletin Board under symbol PGRA. On January 21, 2004, an "e" was appended to the trading symbol pending filing of the late Form 10-KSB with the Securities and Exchange Commission. Because the Form 10-KSB will be filed after the expiration of the grace period ending on February 15, 2004, PlanGraphics expects that effective February 17, 2004 its common stock will begin quotation and trading in the automated quotation system at www.pinksheets.com until both its Form 10-KSB and its first quarter Form 10-QSB are filed with the SEC. At that time, PlanGraphics expects to again qualify for trading on the OTC Bulletin Board and that one or more market makers will file a Form 211 restoring trading of PGRA there.

The foregoing contains forward-looking statements related to filing the delayed reports and subsequent resumption of trading on the OTC Bulletin Board that are subject to certain contingencies and uncertainties. Such forward-looking statements are not guarantees of future performance, and are based on numerous assumptions about future actions, transactions or results that may differ materially from presently anticipated events, transactions or results indicated and are included in the "safe harbor" provided by the Private Securities Litigation Reform Act of 1995.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               PLANGRAPHICS, INC.
                                  (Registrant)


February 12, 2004              /S/  Fred Beisser
                               ------------------
                                   (Signature)
                              Frederick G. Beisser
                         Senior Vice President - Finance
              Secretary, Treasurer and Principal Accounting Officer